DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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            Dreyfus Liquid Assets, Inc.

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DREYFUS LIQUID ASSETS, INC.

240 Greenwich Street

New York, NY 10286

Please Review

Dear Shareholder:

We wanted to take some time to update you on an important initiative regarding your investment in the Dreyfus Liquid Assets, Inc.

As previously communicated to you, management of BNY Mellon Investment Adviser, Inc. recommended, and the Board of Directors unanimously approved, a proposal to reorganize the Dreyfus Liquid Assets, Inc. into the General Money Market Fund, Inc., which was renamed on February 1, 2021 as Dreyfus Money Market Fund.  Dreyfus Liquid Asset, Inc. and Dreyfus Money Market Fund have the same investment objectives and substantially similar investment strategies.   The reorganization would allow shareholders of Dreyfus Liquid Assets, Inc. to benefit from a larger combined fund that has lower total annual expense ratio with comparable performance.

Additional information is below:

FUND	->	ACQUIRING FUND
Dreyfus Liquid Assets, Inc.	->	Dreyfus Money Market Fund

WHAT DO WE NEED FROM YOU?

While the merger offers many potential benefits to shareholders, the merger cannot be implemented without obtaining the required authorization from Fund shareholders.  Accordingly, your vote is crucial.

Enclosed you will find a proxy card and business reply envelope.  The proxy card includes information about the Special Meeting of Shareholders which is being held to present this proposal and instructions on how to vote on this matter.   With the proxy campaign underway, we are already seeing a highly favorable response; however, the Fund has not received the necessary votes to meet the vote requirement.   Unless a sufficient number of votes are obtained, the merger cannot take place.

At this point, we have not received your vote and would greatly appreciate you acting on this matter today.  Please take a moment to review the proposal on the enclosed proxy card and in the Prospectus/Proxy Statement and vote using one of the convenient methods described below.  For further information about the proposed merger or how to vote, you can reach us at 1 (800) 817-5468.

For more details on the proposed merger, including the risks associated with investments in the funds, please refer to the Prospectus/Proxy Statement.  You may obtain another copy of the document by contacting us at 1-(800) 817-5468.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.